Exhibit 107
Calculation of Filing Fee Tables
Form
F-3
(Form Type)
Ascendis Pharma A/S
(Exact Name of Registrant as Specified in its Charter)
Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares, DKK 1 nominal value per share	Rule 456(b) and 457(r)	(1)(2)(3)	(1)(2)(3)	(1)(2)(3)	(4)	(4)
	Debt	Debt Securities	Rule 456(b) and 457(r)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)
	Equity	Preference Shares	Rule 456(b) and 457(r)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)
	Other	Warrants	Rule 456(b) and 457(r)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)
	Other	Units	Rule 456(b) and 457(r)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)
	Equity	Depositary Shares	Rule 456(b) and 457(r)	(1)(2)	(1)(2)	(1)(2)	(4)	(4)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					—		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

*
The ordinary shares registered hereby may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents one ordinary share. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form
F-6
(Registration
No.
333-201695
).

(1)	Omitted pursuant to Form F-3 General Instruction II.F.
(2)
An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional ordinary shares is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into ordinary shares or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

(3)	Includes rights to acquire ordinary shares of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.
(4)
In accordance with Rules 456(b) and
4
57(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of the entire registration fee. Any registration fees will be paid subsequently on a pay-as-you-go
basis in accordance with Rule 457(r).